EXHIBIT 6.6

                                    LEASE - .

1.            IDENTIFICATIGN

       This LEASE is made and entered into this as of 7TH day of September, 2000 by and between 170 CAMBRIDGE STREET, L.L.C. (the "Landlord "), having an address at c/o Connelly Properties, L.L.C., 57 Bedford Street, Suite 100, Lexington, Massachusetts 03420 and CORPORATE SPORTS INCENTIVES', INC., a New Hampshire corporation (the "Tenant "), having an address at One A Street, Burlington, Massachusetts 01803.

2.            LEASE: THE PREMISES

       In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant hereinafter set forth, and upon the following terms and conditions, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord approximately 1,900 rentable square feet of floor area as shown on the floor plan attached hereto as exhibit A-1 (the " Premises"), on the first floor of that certain building (the "Building ") situated on that certain parcel of land (the "Pro]2ertY")'mown as and numbered 170 Cambridge Street, Burlington, Massachusetts, as more particularly described in 'bit A attached hereto. The Premises are leased together with rights,. in common with the Landlord and all others from time to time lawfully entitled thereto, to use the driveways, walkways, parking area and other exterior areas of the Property for their intended purposes.

3.            CONDITION OF PREMISES

       The Tenant shall accept the Premises in its "as is" condition as of the date hereof. The Tenant acknowledges and agrees that (a) the Premises are in good condition and satisfactory to the Tenant in all respects, (b) the Landlord has no obligation to make any alterations or. improvements to the Premises, and
(c) no representations or warranties have been made by the Landlord or anyone purporting to act on behalf of the Landlord as to the condition or repair of the Premises or any portion thereof.

4.            TERM

       The term of this Lease (the "TERM") shall commence on September 15, 2000 (the "TERM COMMENCEMENT DATE") and shall expire, unless earlier terminated in accordance with the terms hereof, at midnight on the last day of sixtieth (60th) full calendar month following the Term Commencement Date.

5.            USE-OF THE PREMISES: LICENSES-AND PERMITS

       The Tenant shall use the Premises only for general office use, to the extent now and hereafter from, time to time permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction, and for no other use or purpose. The Tenant, its subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies in connection with any particular use of the Premises during the Term.

6.            RENT

              a. BASIC RENT: On the Term Commencement Date, the Tenant shall pay the sum of $1,187.50 as Basic Rent in respect of the period from the Term Commencement Date to September 30, 2000. Commencing October 1, 2000 and continuing thereafter, the Tenant shall pay Basic Rent to the Landlord at the annual rate of Twenty Eight Thousand Five Hundred Dollars and No Cents ($28,500.00), payable in advance on the first day of each calendar month during the Term in equal installments of Two Thousand Three Hundred Seventy-rive Dollars and No Cents ($2,375.00). Basic Rent shall be payable to the Landlord at the address set forth above or such other address as the Landlord may thereafter specify by notice to the Tenant, without counterclaim, set off, deduction or defense and, except as otherwise expressly provided herein, without abatement.

              b.     ADDITIONAL RENT.

              (1) Basic Rent hereunder includes an allowance for Taxes and Operating Costs (as those terms are hereinafter (defined) based on the Landlord's expected costs and expenses for the Premises, the Building and the Property as of the Term Commencement Date. If at any time (and from time to time) during the Term, the Landlord estimates that the amount by which the aggregate of Taxes and Operating Costs incurred by the Landlord for any given calendar year will exceed Six Dollars ($6.00) for each rentable square foot in the Premises, the Landlord shall provide the Tenant with written notice of the estimated amount payable by the Tenant in respect of the Tenant's Percentage of such deficit amount. Commencing with the next scheduled monthly rental payment following the Tenant's receipt of such notice, the Tenant shall prepay to the Landlord, as Additional Rent hereunder and in the same manner as Basic Rent, 1112 of the annual amount specified by the Landlord, which prepayments the Landlord agrees shall be applied, without interest, to such amounts as they actually become payable. As soon as any- such amounts so payable are actually determined, but no later than April 30 of each calendar year, the Landlord shall notify the Tenant of any overpayments or underpayments made by the Tenant. If the Tenant has made an underpayment, the Tenant shall pay the underpaid amount to the Landlord within thirty (30) days of receiving said notice. If the Tenant has made an overpayment, the Landlord shall credit the Tenant the amount of such overpayment against future Basic Rent due under this Lease.

              (2) As used herein, "QPERATING COSTS" means (x) any and all charges, costs, expenses, and obligations of every kind and nature whatsoever as the Landlord may from time to time actually incur in good faith with regard to the Premises or the operation or maintenance thereof, except as otherwise expressly agreed in this Lease, including, without limiting the generality of the foregoing, reasonable attorneys' fees incurred by the Landlord in connection with any amendments to, consents under and subleases and assignments of this Lease requested by the Tenant and in connection with the enforcement of rights and pursuit of the remedies of the Landlord under this Lease (whether during or after the expiration or termination of the Term of this Lease), and (y) thirty-three percent (33 %) or such other percentage as the rentable square footage of the Premises bears to the rentable square footage of the Building (currently 5,800 square feet) from time to time ("TENANT'S PERCENTAGE") of Common Expenses as hereinafter defined. "COMMON EXPENSES" shall mean any and all charges, costs and expenses of every kind and nature whatsoever, which the Landlord may from time to time actually incur and the reasonable value, based on competitive rates, of any materials and services which the Landlord may provide in good faith with respect to the ownership, operation and maintenance of the Building and the Property, including, without limitation, (i) making repairs to and undertaking maintenance of the Building and the Property, including all alterations and improvements to the common areas of the Building; (ii) providing utilities, including heat, water, sewer, air conditioning and ventilation, to the Premises and to the common areas of the Building, expressly excluding electricity service, for which the Tenant shall pay a separate charge as provided in Paragraph 9; (iii) providing daily cleaning and rubbish removal from. the common areas; (iv) providing watering, landscaping and lawn care for the Property; (v) sanding, plowing and removal of snow and ice from driveways, walkways and parking areas; (vi) maintaining casualty and liability insurance with respect to the Landlord, the ; Premises, the Building and the Property; and (vii) reasonable administrative and management costs of the Landlord.

                     Notwithstanding the foregoing, Operating Costs shall not include the following;

              (1) except as provided for in subparagraph (5) below, depreciation, amortization, or the funding of any replacement or contingency reserve;

              (2) expenses incurred by the Landlord for repairs or other work occasioned by insurable casualty losses, or by condemnation;

              (3) legal or professional fees incurred by the Landlord in connection with the lease of space to new tenants, or the financing of the Property or the Building;

              (4) ground lease rent or, payments of any debt or equity obligations;

              (5) costs of alterations, capital improvements, equipment replacement and other items that are, under GAAP, properly classified as capital expenditures, PROVIDED, HOWEVER, that the Landlord may include in Operating Costs, on an annual basis, the amount of principal and interest payments that would be required to pay for each capital item over its useful life (as determined by the Landlord in accordance with GAAP as in effect at the time of acquisition of the capital item), on a direct reduction basis, with level payments of principal and interest, at an annual interest rate of six percent (6%); .

              (6) expenses (including capital expenditures) for any item or service not provided to the Tenant but provided exclusively to certain other tenants in the Building; and,

              (7)    promotional, advertising, or public relations expenses.

              Upon request of the Tenant, the Landlord shall provide reasonable supporting documentation regarding costs and expenses included in Operating Costs.

              c. LATE PAYMENTS. If any payment of Basic Rent or Additional Rent is not paid to the Landlord when due or within any applicable grace period hereunder, then at the Landlord's option, and in addition to all other remedies hereunder, the Tenant shall pay upon demand to the Landlord as Additional Rent interest thereon at an annual rate equal to the corporate rate of FleetBoston (or its successor) from time to time in effect plus four percent (4%), such interest to be computed from the date such Basic Rent or , Additional Rent was originally due through the date when paid in full.

7.            TAXES

       As used herein, "Taxes" shall mean all taxes and excises upon the personal property and equipment of the Tenant located at the Premises or the.Property and the Tenant's Percentage of any and all real estate taxes, betterments and special assessments or amounts in lieu or in the nature thereof and any other taxes, levies, water rents, sewer use charges and other excises, franchises, imposts and charges, general and special (and the entire amount of any interest, penalties and costs attributable to delayed payment of the Tenant's portion thereof where such delay is the fault of the Tenant) of whatever name and nature, and whether or not now within the contemplation of the parties hereto, which may now or hereafter be levied, assessed or imposed by the United States of America, The Commonwealth of Massachusetts, the Town of Burlington or any other authority, or become a lien upon all or any part of the Property, the Building, the Premises, the use or occupation thereof, or upon the Landlord and the Tenant in respect thereof, or upon the basis of rentals thereof or therefrom (except for the Landlord's income, estate, gift or transfer taxes), or upon the estate hereby created, or upon the Landlord by reason of ownership of the reversion

8.            Insurance: Waivers of Subrogation

       The Tenant shall, at its own cost and expense, obtain and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and acceptable to any Mortgagees (as hereinafter defined) and reasonably acceptable to the Landlord, for the benefit as additional insureds of the Landlord arid any Mortgagees as their respective interests may appear, comprehensive general liability insurance (with contractual liability rider) against claims for bodily injury, death or property damage occurring to, upon or about the Premises in limits of $1,000,000 for bodily injury or death and property damage occurring to, upon or about the Premises. The risk of loss to all contents of, and personal property and trade fixtures located in, the Premises is upon the Tenant, and the Landlord shall have no liability with respect thereto.

       The Landlord and the Tenant each hereby release the other from any liability for any loss or damage to the Building, the Premises or other property and for injury to or death of persons occurring on the Property or in the Building or the Premises or in any manner growing out of or connected with the Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, whether or not caused by the negligence or other fault of the Landlord, the Tenant or their respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in Paragraph 14, but only to the extent that such loss or damage to the Building or other property or injury to or death of persons is covered by insurance which protects the Landlord or the Tenant or both of them as the case may be; (ii) shall not be construed to, impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available.

9.            UTILITIES

       The Tenant shall be responsible for the cost of electricity for the Premises, which shall be paid by the Tenant to the Landlord as Additional Rent at the annual rate of $.85 per rentable square foot of floor area from time to time within the Premises, payable in monthly installments of 1/12 of such annual amount. The Tenant shall also pay, as Additional Rent, for water beyond normal office usage, telephone service, overtime and special services as set forth below, and any additional HVAC facilities used in connection with any room devoted substantially to the operation of one or more computers, which amounts the Landlord shall reasonably determine.

       The Landlord shall provide to the Premises heat, air conditioning, and ventilation, on art appropriate seasonal basis, between the hours of 8:00 a.m. and 6:00 p.m. on Mondays through Fridays. The Landlord shall further, at the request of the Tenant, provide heat, air conditioning and ventilation at arty other times, and any special services which the Tenant may reasonably request, and the Tenant shall pay for such services as Additional Rent. In no event, however, shall the Landlord be required to provide heat, air conditioning, or ventilation to the Premises if any action of the Tenant, Act of God, or other unforeseen circumstances makes it impossible for the Landlord reasonably to do so. The Landlord shall provide customary cleaning and rubbish removal service to the Premises on each business day arid customary dumpster services for the Premises; provided that (i) the Landlord may, if it deems it necessary, prescribe binding rules to facilitate the orderly provision of these services; and (ii) the Landlord's duty shall be conclusively deemed relieved and discharged to the extent that any action by the Tenant, Act of God, or other unforeseen circumstances makes it impossible for the Landlord reasonably to provide these cleaning and rubbish removal services. In the event any of such services are interrupted for any reason other than an action of the Tenant, the Landlord shall use all commercially reasonable efforts to restore such services promptly.

10.           REPAIRS

       From and after the commencement of and during the Tern, the Tenant shall, at its own cost and expense: (i) make interior non-structural repairs, replacements arid renewals as necessary to keep the Premises in as good condition, order and repair as the same are at the commencement of the Term or thereafter ay be put, reasonable wear and use and damage by fire or other casualty only excepted (it begin understood, however, that the foregoing exception for reasonable wear and use shall not relieve the Tenant from the obligation to keep the Premises in good order, repair and condition); and (ii) keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, and other debris.

       From and after the commencement ]if and during the Term, the Landlord shall make all necessary repairs, replacements and renewals, interior and exterior, structural and non-structural, to: keep the roof of the Building free of leaks and to maintain the foundation, floor slabs and other structural supports of the Building in good and sound condition, maintenance and repairs occasioned by the acts or negligence of the Tenant or its agents excepted unless such acts or negligence are covered by the release provided in Paragraph 8; keep all electrical, mechanical, heating, ventilating and air conditioning, plumbing, sprinkler and other building systems and the parking areas, and other exterior portions of the Property in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, damage by fire or other casualty only excepted; and keep all driveways, walkways, parking areas and other improvements on the Property free of snow and sanded as appropriate; and keep all lawns and landscaped areas of the Property watered, fertilized and neatly trimmed.

11.           COMPLIANCE WITH LAWS AND REGULATIONS

       The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as set forth in the event of condemnation by public authority, be affected by any present or future law, bylaw, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises.

       During the Term the Tenant shall comply, at its own cost and expense, with: all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of the governmental bodies having jurisdiction, which are applicable to, or by reason of, the Tenant's use of the Premises or the fixtures and equipment therein and thereon; the orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or thereon or the use thereof; and the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises, the Building or the property and the fixtures and equipment therein and thereon.

12.           ALTERATIONS BY TENANT

       The Tenant shall erect no signs and shall make no alterations, additions or improvements in or to any portion of the Premises or any portion of the Building or the Property without the Landlord's prior written consent and without first providing the Landlord with suitable assurance of the Tenant's obligation to complete the same at no expense to the Landlord and without any mechanics' or materialmen's lien upon the Property. The Landlord agrees that its consent (i) shall not be withheld unreasonably with respect to signs requested by the Tenant provided such signs would comply and at all times shall continue to comply with all zoning, building and other codes and regulations applicable thereto, and (ii) shall not be withheld for interior, non-structural alterations, additions and improvements to the Premises consistent with the use of the Premises as contemplated hereby. Any such consents to signs and to interior, non-structural alterations, additions and improvements may, if the Landlord so advises the Tenant as part of or by notice at the time of any such consent, be conditioned upon the Tenant's being obligated to remove the same at the expiration or termination of this Lease and to restore the Premises to their condition prior to such alterations, additions and improvements.

13.           LANDLORD'S ACCESS

       The Tenant agrees to permit the Landlord and any Mortgagees and their authorized representatives to enter the Premises (i) at all reasonable times after at least 24 hours' prior oral notice during usual business hours for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder or under any mortgages and exhibiting the same to other prospective tenants, purchasers or mortgagees and (ii) at any time and without notice in the event of emergency. In exercising his rights under this Paragraph 13, the Landlord shall use commercially reasonable efforts to minimize disruption of and interference with the Tenant's business activities at the Premises.

14.           INDEMNITIES

       The Tenant agrees to protect, defend (with counsel approved by the Landlord), indemnify and save the Landlord, any and all affiliates of Landlord, and their respective partners, members, managers, officers, directors, contractors, agents and employees (collectively, "LANDLORD PARTIES") harmless from and against any and all claims and liabilities arising: (i) from the conduct or management of or from any work or thing whatsoever done in or about the Premises during the Terra and from any condition existing, or any injury to or death of persons or damage to property occurring or resulting from any act or omission during the Term in or about the Premises on the part of the Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees; and
(ii) from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or from any negligent act or omission on the part of the Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees. The Tenant further agrees to indemnify the Landlord from and against all costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably , suffered, paid or incurred by the Landlord, the Tenant shall pay promptly upon demand to the Landlord as Additional Rent.

15.           CASUALTY DAMAGE

       Except as provided below, in the event of partial or total destruction of the Premises during the Term by fire or other casualty, the Landlord shall, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair, reconstruct or replace the portions of the Premises destroyed as nearly as possible to their condition prior to such destruction, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction or replacement than the amounts of any such insurance proceeds actually received. During the period of such repair, reconstruction and replacement there shall be an equitable abatement of Basic Rent and Additional Rent hereunder for up to one (1) year from the date of such casualty in proportion to the loss of usable floor area in the Premises but only to the extent no action by the Tenant has voided or made uncollectible lost rentals insurance for the benefit of the Landlord covering such abatement.

       If the Building is so extensively destroyed by fire or other casualty that an independent engineer or architect certifies that the Premises cannot reasonably be expected to be susceptible of repair, reconstruction or replacement within a period of six (6) months from the date work were to commence thereon, or if any damage results from causes or risks not required to be insured against by the Landlord hereunder or if any Mortgagee refuses to make such net proceeds available for such repair, reconstruction or replacement, the Landlord may terminate this Lease by giving written notice to the Tenant within thirty (30) days after the date of such destruction. If, despite diligent efforts, the Landlord has been unable to restore the Premises to their condition prior to such destruction within nine (9) months following the date of.such casualty, the Tenant may terminate this Lease by written notice to the Tenant. In the event of any such notice of termination, this Lease shall terminate as of, and Basic Rent and Additional Rent shall be appropriately apportioned through and abated from and after, the date of such notice of termination.

16.           CONDEMNATION

       If more than twenty percent (20%) of the usable floor area of the Premises, or more than twenty percent (20 %) of the parking spaces designated for use by the Tenant shall be taken by eminent domain or appropriated by public authority or if the Tenant shall be deprived of all suitable vehicular or pedestrian access to the Premises or the Property by virtue of such a taking or appropriation, the Landlord or the Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after such taking or appropriation. In the event of such a termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date,

       If all or any part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any Mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys' fees, incurred by the Landlord in obtaining the same) to secure and close so much of the Premises as remain and shall restore the Building to an architectural whole and except that in no event shall the Landlord be obligated to expend more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages ire respect of the Building and any other . improvements situated on the Property as they existed immediately prior to such taking or appropriation; in such event there shall be an equitable abatement of Basic Rent in proportion to the loss of usable floor area in the Premises after giving effect to such restoration, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession.

       The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in and claims to the entirety of any damages or other compensation, by way of damages which may be awarded in connection with any such taking or appropriation, except so much of such damages or award as is specifically arid separately awarded to the Tenant and expressly attributable to trade fixtures or moving expenses of the Tenant.

17.           LANDLORD'S COVENANT OF QUIET.ENJOYMENT: TITLE

       The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Terra, as aforesaid free from interference by any other person claiming by, through or under the Landlord, subject, however, to all of the terms and provisions of this Lease and to all matters affecting record title.

18.           TENANT'S OBLIGATION TO QUIT

       The Tenant shall, upon expiration of the Term or other termination of this Lease, leave and peaceably and quietly surrender and deliver to the Landlord the Premises and any replacements or renewals thereof broom clean and in the order, condition and repair required by Paragraph 10 and the other provisions of this Lease, except, however, that the Tenant shall first remove any trade fixtures and equipment and any alterations, additions and improvements which the Landlord has required be removed pursuant to the terms of Paragraph 12, restoring the Premises in each case to their condition prior to the installation of such fixtures or the undertaking of such alterations, additions or improvements, as the case may be. If the Tenant shall fail to surrender and deliver the Premises as and when required hereunder, the Tenant shall become a tenant at sufferance only, SUBJECT TO all of the terms, covenants and conditions herein specified, except the annual rate of Basic Rent shall increase to 200% of the annual rate of Basic Rent then in effect. In addition, the Tenant shall indemnify, defend and hold the Landlord harmless FRONT and against any direct and indirect loss, cost and damage (including, without limitation, reasonable attorneys' fees) that the Landlord may suffer by reason of any holdover by the Tenant. The provisions of THIS Paragraph 18 shall expressly survive the termination or expiration OF THIS LEASE.

19.           TRANSFERS OF TENANT'S INTEREST

       The TENANT SHALL not assign or sublease or otherwise encumber all or any part of its interest in this Lease, the Premises, or the estate hereby created, without in each case first obtaining the prior written consent of the Landlord. The Landlord shall not unreasonably withhold or delay such consent, but such consent may be conditioned upon, among other factors, a determination that the proposed use of the premises will be consistent with the requirements of this Lease and that the assignee, sublessee or other occupant has a Tangible Net Worth (as hereinafter defined) acceptable to the Landlord. In all events, the Landlord may condition the consent to any sublease or assignment upon (i) except in the case of a sublease to an Affiliate of Tenant, as provided below, the Tenant agreeing to pay the Landlord seventy-five percent (75 %) of the amount by which rentals and other amounts from tithe to time payable to or for the Tenant under such assignment or sublease exceed the Basic Rent and Additional Rent from time to time payable hereunder, with the balance to be paid to the Tenant, and (ii) upon the sublessee's or assignee's agreement to obtain the consent of the Landlord to any future or further sublease or assignment of its interest under this Lease. Any attempted assignment without the consent of the Landlord as contemplated hereby shall be void. Any change in ownership of, or power to vote, a majority of the outstanding stock of the Tenant shall constitute an assignment for purposes of this Lease; PROVIDED, HOWEVER, that the sale of all or substantially all of the stock of the Tenant (a "SALE OF STOCK") shall not constitute an assignment of this Lease if:

       (a) the Tenant is not then in default of its obligations under this Lease beyond all applicable grace and cure periods; and

       (b) the Tenant provides the Landlord with prior notice of such Sale of Stock, together with pro forma financial statements prepared in connection with, and effective as of the date of such Sale of Stock, evidencing that such successor entity shall have a Tangible Net Worth at least equal to the Tangible Net Worth of the Tenant as of the date of this Lease. Such pro forma financial statements shall be in form reasonably acceptable to the Landlord, prepared by an independent accounting firm reasonably acceptable to the Landlord, and certified by such accounting firm as accurate and as having been prepared in accordance with generally accepted accounting principles consistently applied.

       Notwithstanding the foregoing, the Tenant shall have the right to sublease the Premises or any portion thereof without the Landlord's consent to an Affiliate of Tenant (as hereinafter defined), provided that:

       (1) the Tenant provides the Landlord with prior notice of such sublease, together with a copy of the proposed form of sublease instrument and evidence that the proposed sublessee is an Affiliate of Tenant; and,

       (2) such sublease does not impose any additional obligations upon the Landlord.

       For purposes hereunder, an "Affiliate of Tenant" shall mean any entity that is under common control with the Tenant originally named herein, so long as such entity remains in such relationship with the Tenant originally named herein, and "control" shall mean owning more than fifty percent (50 %) of the shares or other beneficial ownership interests of an entity.

       As used herein, "TANGIBLE NET WORTH" shall mean the excess of total assets over total liabilities, in each case as determined in accordance with GAAP, excluding, however, from the determination of total assets all assets that would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

       Notwithstanding any term or provision herein to the contrary, and excluding, however, assignments arising from a change in ownership of, or voting control of a majority of the Tenant's outstanding stock, (x) if the Tenant requests the Landlord's consent to any proposed assignment of the Tenant's interest under this Lease, or any proposed subletting by the Tenant of the entire Premises for all or substantially all of the balance of the Term (a "Major SUBLEASE"), the Landlord shall have the option, which may be exercised in the Landlord's sole and absolute discretion within thirty (30) days thereafter, to terminate this Lease and to take back the Premises, in which case all of Tenant's obligations acid liabilities under this Lease (except for those obligations and liabilities that accrued prior to termination of this Lease and those obligations and liabilities that expressly survive termination or expiration of this Lease) shall cease as of such termination, and (y) if Tenant requests Landlord's consent to any proposed subletting of the Premises other than a Major Sublease, Landlord shall have the option, which may be exercised in Landlord's sole and absolute discretion within thirty (30) days thereafter, to suspend this Lease 17M TO with respect to the space that is the subject of the proposed sublease (the "RECAPTURE PREMISES"), for the period of time during which the Tenant proposes to sublet the Recapture Premises (the "RECAUTURE PERIOD"). In such event, all of Tenant's obligations under this Lease as to the Recapture Premises (except for those obligations that accrued prior to Landlord's exercise of its right of recapture) shall cease for the Recapture Period, and the rent and other charges due from Tenant hereunder shall be reduced in proportion to the ratio of the number of rentable square feet in the Recapture Premises to the number of rentable square feet in the Premises.

       In all events the Tenant originally named herein and any guarantor of the obligations of the Tenant under this Lease shall, except to the extent of so much of the Premises as the Landlord elects to lease directly to any proposed sublessee or assignee as above provided, remain primarily and jointly and severally liable for, and any sublessee or assignee shall in writing assume, the obligations of the Tenant under this Lease.

       The Tenant shall reimburse the Landlord as Additional Rent, upon demand, for any costs that may be reasonably incurred by the Landlord in connection with any proposed assignment or sublease and any request for consent thereto, including without limitation the costs of malting investigations as to the acceptability of any proposed assignee or subtenant, and reasonable attorneys' fees.

20.           TRANSFERS OF LANDLORD'S INTEREST

       The Landlord shall have the right from time to time to sell or mortgage its interest in the Property, the Building and the Premises, to assign its interest in this Lease, or to assign froM tune to time the whole or any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord in duly recorded instruments, and in any such case the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of this Lease, upon demand to such Mortgagees and other transferees at the addresses mentioned in and in accordance with the terms of such instruments. -

21.           MORTGAGEES' RIGHT

       The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancings or restructurings thereof) of the Property, the Building or the Premises, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage being in this Lease sometimes called a "Mortagece"). The foregoing subordination shall be self-operative and automatically effective as to any mortgage filed subsequent to the execution and delivery hereof only if either the Mortgagee agrees in writing or such mortgage provides that, for so long as there exists no material default under this Lease by the Tenant, the Mortgagee will not, in foreclosing against or taking possession of the Premises or otherwise exercising its rights under such mortgage, disturb the Tenant's possession of the Premises hereunder, or words of similar import. Upon receipt of such written non-disturbance agreement or provisions, the Tenant shall execute, acknowledge and deliver in recordable form such instruments confirming and evidencing the foregoing subordination as the Landlord or any such Mortgagee may from time to time reasonably require.

       Provided that the Tenant has been provided with notice of such mortgage and appropriate addresses to which notice should be sent, no notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise under law by reason of any such default (it being understood that no such remedy exists, or is implied by reason of this provision, under this Lease), unless the Tenant first gives such notice to any Mortgagees and provides such Mortgagees with thirty
(30) days (or such shorter period of time as any Mortgagee may require under a separate agreement with the Tenant) after such notice to cure such default, or if such default is not reasonably susceptible of cure by Mortgagees (as in the case of the need to obtain possession of or right of entry into or UPON the Premises) in thirty (30) days (or such shorter period of time as aforesaid), with such longer period of time as is reasonably necessary to cure such default, provided efforts to effectuate such cure are commenced within thirty (30) days (or such shorter period of time as aforesaid) and thereafter prosecuted to completion. with reasonable diligence. Subject to the nondisturbance provisions set forth above, the Tenant shall and does hereby agree that upon default by the Landlord under any mortgage, the Tenant shall (x) attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at its request as successor to the interest of the Landlord under this Lease,
(y) execute, acknowledge and deliver such evidence of this attorrutaertt, which shall nevertheless be self-operative and automatically effective, as the Mortgagee or such successor may request, and (z) make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon request- Any Mortgagee may, at any time, by giving written notice to, and without any further consent from, the Tenant, subordinate ;its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall , automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or filing thereof or otherwise. .

22.           TENANT'S DEFAULT; LANDLORD'S REMEDIES; LANDLORD'S DEFAULT

       If (x) the Tenant shall default in the payment when due of any Basic Rent or Additional Rent, (y) the Tenant shall default in the timely performance or observance of any of the other covenants contained in these presents and on the Tenant's part to be performed or observed and shall fail to cure the same within thirty (30) days after the occurrence of such default, or if such default is not reasonably susceptible of cure within thirty (30) days, such longer period (not to exceed ninety (90) days) as is reasonably necessary to cure such default, provided that the Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, or (z) the estate hereby created shall be taken on execution, or by other process of law, or if the Tenant shall be involved in financial difficulties as evidenced

       (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of TRUSTEES OR other governing body the commencement of such a voluntary case,

       (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

       (3) by the entry of an order roe relief in any involuntary case commenced under said Title 11,

       (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief,

       (5) by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or

       (6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

then and in any of said cases, the Landlord may, to the extent permitted by law, immediately or at any time thereafter and without demand but with at least five
(5) days' written notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of the Landlord's former estate, and expel the Tenant and those claiming through or under the Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

       No termination or repossession provided for in dais Paragraph 22 shall relieve the Tenant or any guarantor of the obligations of the Tenant under this Lease of its liabilities and obligations under 'this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either (i) in advance on the first day of each month, for what would have been the entire. balance of the Term, one-twelfth (111,) (and a pro rata portion thereof for any fraction of a month) of the annual Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord's reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable brokers' and attorneys' fees, or (ii) upon demand and at the option of the Landlord exercisable by the Landlord's giving notice to the Tenant at any time after any such termination, the present value (computed at a capitalization rate based upon the so-called "Prime Rate" then in effect at F1eetBoston or its successor) of the amount by which the payments of Basic Rent and Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date.

       Without thereby affecting any other right or remedy of the Landlord hereunder, the Landlord may, at its option, cure for the Tenant's account any default by the Tenant hereunder which remains uncured after thirty (30) days' notice of default from the Landlord to the Tenant (or if such default is not reasonably susceptible of cure within thirty (30) days, such longer period (not to exceed ninety (90) days) as is reasonably necessary to cure such default, provided that the Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion), and the cost to the Landlord of such cure shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing.

       No default on the part of the Landlord shall be deemed to have occurred hereunder unless the Landlord shall default in the performance or observance of any of its covenants contained in these presents and shall fail, within thirty
(30) days after written notice of such default from the Tenant to the Landlord, to cure such default (or if such default cannot reasonably be cured within thirty (30) days, to commence to cure the default within said thirty (30) days and to continue diligently to pursue curing the same). The Tenant may, at its option, cure for the Landlord's account any default which remains uncured after said thirty (30) day period (or after such longer period if the default cannot reasonably be cured within thirty (30) days) and the Landlord shall reimburse the Tenant for its reasonable cost of such cure upon receipt of invoices, bills or other statements from the Tenant reasonably evidencing such costs. In no event shall the Tenant be entitled to offset or deduct the cost of such cure from the rentals required to be paid hereunder. No Mortgagee, purchaser of the Premises at a foreclosure sale, or successor to the Landlord by a deed in lieu of foreclosure shall be liable for any such reimbursement to the Tenant.

23.           REMEDIES CUMULATIVE; WAIVERS

       The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord or the Tenant of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies in this Lease provided, the Landlord shall be entitled to the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions.

24.           EXTENSION OF THE TERM: BROKERS

       On the conditions, which conditions the Landlord may waive, at its election, by written, notice to the Tenant at any time, that (i) both at the time of option exercise and as of the commencement of the hereinafter described additional term, the Tenant is not in default of its covenants and obligations under this Lease beyond all applicable grace and cure periods, and (ii) that as of the commencement of the hereinafter described additional term, Corporate Sports Incentives, Inc. and/or any Affiliate of Tenant occupy in the aggregate the entire Premises, the Tenant may elect, by giving notice thereof to the Landlord at least six (6) months and not more than twelve (12) months prior to the expiration of the initial five-year Term, to extend the Term for one (1) additional extension period of three (3) years (to a maximum of the initial five-year Term plus three years) on the same terms and conditions set forth herein, except Basic Rent shall be as hereinafter set forth. The word "Term" as used elsewhere in this Lease shall, unless otherwise expressly provided herein, include the initial five-year Term and such extension period if the Tenant shall have given timely and proper notice of exercise of its option to so extend the Term.

       The annual rate of Basic Rent payable during such three (3) year extension period of the. Term shall be payable without offset at an annual rate equal to the greater of (a) the annual rate of Basic Rent payable during the last year of the initial Term, and (b) the Market Rent, a$ hereinafter defined. The "MARKET RENT" shall be the fair rental value for space of equivalent size and character in Burlington, Massachusetts under a three (3) year lease.

       The Market Rent shall be proposed by the Landlord within thirty (30) days of receipt of the Tenant's notice that it intends to extend the Term (the "LANDLORD'S PROPOSED MARKET RENT"). The Landlord's Proposed Market Rent shall be deemed to be the Market Rent unless the Tenant notifies the Landlord, within fifteen (15) days of the Tenant's receipt of the Landlord's Proposed Market Rent notice, that the Landlord's Proposed Market Rent is not satisfactory to the Tenant (the "TENANT'S REJECTION NOTICE").

       If the Market Rent is not otherwise agreed upon by the Landlord and the Tenant within fifteen (15) days after the Landlord's receipt of the Tenant's Rejection Notice, then the annual rate of Basic Rent during the extension term shall be the Landlord's Proposed Market Rent unless the Tenant shall have given notice to the Landlord, within ten (10) days after said fifteen (15) day period, that the Tenant desires to determine the Market Rent by the following procedure, which notice shall specify the name and address of the Real Estate Professional, as hereinafter defined, designated by the Tenant (the "TENANT APPRAISAL NOTICE"):

       (1) The Landlord shall, within five (5) days after receipt of the Tenant's Appraisal Notice, notify the Tenant of the name and address of the Real Estate Professional designated by the Landlord. Such two (2) Real Estate Professionals shall, within twenty (20) days after the designation of the second Real Estate Professional, make their determination of the Market Rent in writing and give notice thereof to each other and to the Landlord and the Tenant. Such two (2) Real Estate Professionals shall have twenty (20) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such Real Estate Professionals shall concur in such determination within said twenty (20) day period, they shall give notice thereof to the Landlord and the Tenant and such concurrence shall be final and binding upon the Landlord and the Tenant. If such Real Estate Professionals shall fail to concur as to such determination within said twenty (20) day period, then they shall give notice thereof to the Landlord and the Tenant and shall immediately designate a third Real Estate Professional. If the two (2) Real Estate Professionals shall fail to agree upon the designation of such third Real Estate Professional within five (5) days after said twenty (20) day period, then they or either of them shall give notice of sucks failure to agree to the Landlord and the Tenant and, if the Landlord and the Tenant fail to agree upon the selection of such third Real Estate Professional within five (5) days after the Real Estate Professionals appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on his or her failure, refusal, or inability to act, to a court of competent jurisdiction, for the designation of such third Real Estate Professional.

       (2) As used herein, "REAL ESTATE PROFESSIONAL" shall mean a commercial real estate broker who shall have had at least fifteen (15) years' continuous experience as a commercial real estate broker ire. the Boston, Massachusetts area.

       (3) The third Real Estate Professional shall conduct such investigations as he or she may deem appropriate and shall, within ten
       (10) days after the date of his or her designation, make an independent determination of the Market Rent..

       (4) If none of the determinations of the Real Estate Professionals varies from the mean of the determinations of the other Real Estate Professionals by more than ten percent (10%), the mean of the determinations of the three (3) Real Estate Professionals shall be the Market Rent of the Property. If, on the other hand, the determination of any single Real Estate Professional varies from the mean of the determinations of the other two (2) Real Estate Professionals by more than ten percent (10%), the mean of the determination of the two (2) Real Estate Professionals whose determinations are closest shall be the Market Rent.

       (5) The determination of the Real Estate Professionals, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made ire a court of competent jurisdiction.

       (6) Each party shall pay fees, costs and expenses of the Real Estate Professional selected by it and its own counsel fees and one-half (ll2) of the fees, costs and expenses of the third Real Estate Professional, if his or her designation is necessary.

       (7) If the dispute between the parties as to the Market Rent has not been resolved before the commencement of the extension period, then the annual rate of Basic Rent payable by the Tenant during the extension period shall equal the Landlord's Proposed Market Rent until either the agreement of the parties as to the Market Rent, or the decision by the Real Estate Professions, as the case may be, at which time the Tenant shall pay any underpayment of Basic Rent to the Landlord, or the Landlord shall refund any overpayment of Basic Rent to the Tenant.

       The Tenant warrants and represents that it has not dealt with any broker other than Mr. Richard B. Shepardson of The Shepardson Group (the "RECOGNIZED BROKER") in connection with the Premises or this Lease. The Tenant hereby indemnifies and holds the Landlord harmless from and against any liability for commissions due any broker or finder other than the Recognized Broker with whom the Tenant has dealt connection with this Lease.

25.           NOTICES

       Any notices, approvals, specifications, or consents required or permitted hereunder shall be in writing and mailed, postage prepaid, by registered or certified mail, return receipt requested, if to the Landlord or the Tenant at the addresses set forth herein, and if to any Mortgagee at such address as it may specify by such notice to the Landlord and the Tenant, or at such other address as any of them may from time to time specify by like notice to the others. Any such notice shall be deemed given when mailed, except that if any time period commences hereunder with notice, such time period shall be deemed to commence when such notice is delivered or, if earlier, when postal records indicate delivery was first attempted.

26.           ESTOPPEL CERTIFICATES

       The Landlord and the Tenant hereby agree from time to time, each after not less than ten (10) days' prior written notice from the other or any Mortgagee, to execute, acknowledge and deliver, without charge, to the other party, the Mortgagee or any other person designated by the other party, a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), (ii) to the knowledge of such party there exist no defaults (or if there be any defaults, specifying the same), (iii) the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid, and (iv) such party to its knowl.ellge has no claims against the other party here under except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same.

27.           BIND AND INURE: LIMITED LIABILITY OF LANDLORD

       All of the COVENANTS, AGREEMENTS, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits, except that no violation of the provisions of Paragraph 19 shall operate to vest any rights in any successor or assignee of the Tenant and that the provisions of this Paragraph 27 shall not be construed as modifying any of the provisions of Paragraph 22..

       The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant's recourse and the Landlord's liability hereunder being limited to the Property and the Building. The term "Landlord" as used in this Lease shall refer only to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building.

       In no event shall the Landlord be liable to the Tenant for any special, consequential or indirect damages suffered by the Tenant, the Landlord, or any other person or entity by reason of a default by the Landlord or the Tenant under any provisions of this Lease.

28,           ENVIRONMENTAL COMPLIANCE

       The Tenant shall not cause or permit any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, "HAZARDOUS MATERIALS") to be used,, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, "HAZARDOUS MATERIALS ACTIVITIES") without first receiving the Landlord's written consent, which may be withheld for any reason and revoked at any time, if in the Landlord's judgment such use shall be harmful or detrimental to any person or property on or about the Building or Property. If the Landlord consents to any such Hazardous Materials Activities, the Tenant shall conduct them in strict compliance (at the Tenant's expense) with all applicable Regulations, as hereinafter defined, and use all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. The Landlord shall not be liable to the Tenant for any loss, cost, expense, claim, damage or liability arising out of any Hazardous Materials Activities by the Tenant, the Tenant's employees, agents, contractors, licensees, customers or invitees, whether or not consented to by the Landlord.

The Tenant shall indemnify, defend with counsel acceptable to the Landlord, and hold the Landlord and the Landlord Parties harmless from and against any and all loss, costs, expenses, claims, damages and liabilities arising out of any and all Hazardous Materials Activities at the Premises, whether or not consented to by the Landlord. For purposes hereof, Hazardous Materials shall include, but not be limited to, (i) substances defined as "HAZARDOUS SUBSTANCES,", "toxic substances", or "HAZARDOUS WASTES" in (a) the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) the federal Hazardous Materials Transportation Act, as amended, (c) the federal Resource Conservation and Recovery Act, as amended ("RCRA "); (ii) those substances defined as "HAZARDOUS WASTES" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); (iii) those substances defined as "HAZARDOUS MATERIALS" or "oil" in Massachusetts General Laws Chapter 21E, as amended; (iv) those substance regulated by any other federal, state, county, municipal or local laws relating to the environment or health and human safety (whether now existing or hereinafter enacted or promulgated); and (v) such substances as are defined in any regulations adopted and publications promulgated pursuant to any of said laws (collectively, "REGULATIONS"). If the Landlord consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Premises, the Tenant shall provide the Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. The Tenant shall also provide the Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If the Tenant's activities violate or create a risk of violation of any Regulations or cause a spill, discharge, release or exposure to any persons or property, the Tenant shall cease such activities immediately upon notice from the Landlord. The Tenant shall immediately notify the Landlord both by telephone anal in writing of any spill, discharge, release or exposure of Hazardous Materials in or about the Premises or of any condition in or about the Premises constituting an "IMMINENT HAZARD" under any Regulations. The Landlord and the Landlord's representatives and employees may enter the Premises at any time during the Term pursuant to Paragraph 13 to inspect the Tenant's compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Regulations to any governmental agency with jurisdiction. The Landlord hereby consents to the Tenant's use of normal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all Regulations and shall be subject to all of the other provisions of this Paragraph 28, except that the Tenant shall not be required to provide the Landlord with the aforesaid list of the types and quantities of such cleaning fluids and office supplies as long as limited to normal quantities.

29.           ADDITIONAL PREMISES

       Reference is made to the floor plan attached hereto Exhibit A-1, which depicts certain additional space on the first floor of the Building (the "EXPANSION PREMISES"). If the tenant leasing the Expansion Premises as of the date of this Lease does not extend or renew its lease, then on the condition, which condition the Landlord may waive, at its election, by written notice to the Tenant at any time, that as of the Expansion Premises Commencement Date (as hereinafter defined), the Tenant is not in default of its covenants and obligations under this Lease, commencing on the later of (i) April 1, 2001, and (ii) the date the Landlord delivers the Expansion Premises to the Tenant free of all tenants or parties in possession (tile " EXPANSION PREMISES COMMENCEMENT DATE"), the Landlord shall lease to the Tenant and the Tenant shall lease from the Landlord the Expansion Premises for the duration of the then-remaining Term, as the same may be extended pursuant to the terms and provisions of this Lease, subject to all of the terms and conditions set forth herein, except as hereinafter set forth. As of the Expansion Premises Commencement Date, (i) the Expansion Premises shall be added to the Premises hereunder and thereafter, the Premises shall for all purposes under this Lease be deemed to consist of 2,900 rentable square feet of floor area, (ii) Basic Rent shall increase to the annual rate of Forty Three Thousand Five Hundred Dollars and No Cents ($43,500.00), payable in advance on the first day of each calendar month during the. Term in equal -. installments of Three Thousand Six Hundred Twenty-Five Dollars and No Cents ($3,625.00) in accordance with the terms of this Lease, and (iii) Tenant's Percentage shall increase to 50%, or such other percentage as the rentable square footage of the Premises bears to. the rentable square footage of the Building. The Landlord shall deliver the Expansion Premises to the Tenant on the Expansion Premises Commencement Date in as good repair and condition as the Expansion Premises is on the date of this Lease, reasonable wear and tear excepted.

30.           CAPTIONS

       The captions for the numbered Paragraphs of this Lease are provided for reference only and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

31.           INTEGRATION

       The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

32.           SEVERABILITY: CHOICE OF LAW

       If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected. This Lease is made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts.

33.           SECURITY DEPOSIT

       Upon execution of this Lease, the Tenant shall make a cash payment to the Landlord in the amount of $4,750.00 (the "SECURITY DEPOSIT"), which shall be held as security for the Tenant's performance of its obligations as herein provided. On the Expansion Space Commencement Date, the Tenant shall make an additional cash payment to the Landlord in the amount of $2,500.00, which shall be added to the Security Deposit.

       The Landlord shall have no obligation to segregate the Security Deposit from other funds or to accrue interest thereon for the benefit of the Tenant. If the Tenant fails to pay Basic Rent, Additional Rent or any other charges due hereunder, or fails to fulfill any of its obligations hereunder, or otherwise defaults with respect to any provision of this Lease, the Landlord shall have the right to draw the lesser of (i) the entire amount of the Security Deposit, or (ii) so much of the Security Deposit as equals the defaulted payment(s), plus any interest or other charges due thereon in accordance with this Lease, for the payment of-any such amount or charge due hereunder, to pay any other sum to which the Landlord may become obligated by reason of the Tenant's default, or to compensate the Landlord for any loss or damage that the Landlord may suffer thereby. The Tenant shall not have the, right to call upon the Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of the Tenant hereunder, but such use shall be solely in the discretion of the Landlord- If the Landlord elects to make a partial draw upon the Security Deposit, the Tenant shall immediately upon demand by the Landlord, pay to the Landlord, as Additional Rent, an amount sufficient to restore the Security Deposit to its original amount. The Landlord's election to draw upon the Security Deposit shall in no event prejudice or waive the Landlord's right to terminate this Lease if permitted by the terms and provisions hereof, nor shall such election prejudice or waive any other remedy of the Landlord reserved under the terms of this Lease or available at law or in equity. If the Tenant performs all of the Tenant's obligations hereunder, and provided that there exists no breach of any undertaking of the Tenant hereunder and Tenant has vacated and surrendered the Premises as required herein, the Security Deposit shall be returned, without payment of interest or other amount for its use, to the Tenant within a reasonable period of time following the expiration of the Term. The Tenant acknowledges that the Security Deposit is not an advance payment of any kind or measure of the Landlord's damages in the event of a Tenant default. The Tenant hereby waives the provisions of any law that are inconsistent with the provisions set forth above in this Paragraph 33,

34.           NOTICE OF LEASE

       The Tenant shall not record this Lease. Any such recording of this Lease by the Tenant shall constitute a breach of this Lease and shall entitle the Landlord, at its election, to immediately terminate this Lease. Either the Landlord or the Tenant may require that a notice of this Lease, in form arid substance as may be required by law and otherwise reasonably acceptable to the Landlord and the Tenant, be executed and acknowledged by both parties and recorded. The party requesting or requiring such recording shall pay all expenses, transfer taxes and recording fees with respect to such notice of lease. The Landlord may require,, as a condition precedent to its execution and delivery of any notice of this Lease, that the Tenant execute, acknowledge and deliver to the Landlord, a notice of termination of this Lease, in form and substance reasonably acceptable to the Landlord. Such notice of termination shall be held by the Landlord's counsel in escrow and shall not be recorded until the Term expires, or unless and until the Term is earlier terminated pursuant to the terms and provisions hereof.

                    [Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in quadruplicate under seal as of the date first above written.

                            LANDLORD:

                            174 CAMBRIDGE STREET, L.L.C,, a Delaware limited liability company

                            By: Connelly Properties, L.L.C., a Delaware
                                limited liability company, its Authorized Person

                                By:   /S/ MARK CORNELL
                                      ----------------
                                Name:
                                Title: Gen'l Mang.

                            TENANT:

                            CORPORATE SPORTS INCENTIVES, INC., a New Hampshire corporation

                            By:  /S/ ANNE CORCARRON
                                 ------------------
                            Name: ANNE CORCARRON
                            Title: TREASURER

                                    EXHIBIT A

                          Legal Description of Property

       The land in Burlington, Middlesex County, Massachusetts, with the buildings thereon, now known as and numbered 170 Cambridge Street, Burlington, Massachusetts and being shown as Lot 1 on a plan entitled "Plan of Land in Burlington, Mass.," dated July 25, 1953, by Northeastern Engineering Associates Surveyors, Douglas P. Forbes, C.E. duly recorded with Middlesex South District Registry of Deeds in Book 8125, at Page 104, and according to said plan bounded and described as follows:

SOUTHWESTERLY      by Cambridge Street, called Cambridge Road on said plan, 140 feet;

NORTHWESTERLY      by land now or formerly of MacKenzie, 170 feet;
NORTHEASTERLY      by land now or formerly of Hurley, formerly of Joshua Holden
                   Bennett, as shown on said plan, 135 feet; and
SOUTHEASTERLY      by Forbes Avenue, 170 feet.

       Containing 23,300 square feet more or less, according to said plan.

       Said land is also shown as Lot 1 on plan entitled "Birchwood at Burlington," dated September 1953, by Douglas P. Forbes, C.E., recorded with said Deeds as Plan No. 272 of 1954 in Book 8221, at end.

       For title reference, see deed of Mark W. Connelly, Trustee, to Robert W. Connelly dated March 13, 1985 and recorded with said Deeds in Book 16061, at Page 397.

       Diagram Omitted